Exhibit 99.1
TRANSACTIONS
The following table sets forth all transactions by the Reporting Persons (on behalf of the Funds) with respect to the Ordinary Shares effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on May 22, 2025. Except as otherwise noted below, all such transactions were purchases or sales of Ordinary Shares effected in the open market, and the table excludes commissions paid in per share prices.

Amount Purchased/(Sold)	Price Per Share (£) (or $ if noted below)	Date of Purchase/Sale
TWO SEAS GLOBAL (MASTER) FUND LP

(50,000)	$10.05	03/24/2025
(50,000)	$9.86	03/27/2025
3,009	7.297 (1)	03/28/2025
50,000	7.145 (2)	04/04/2025
(100,000)	$9.615 (3)	04/09/2025
35,000	6.87	04/11/2025
(50,000)	$9.26	04/14/2025
22,500	$9.432 (4)	04/14/2025
(50,000)	$9.30	04/15/2024
(50,000)	$9.40	04/15/2024
300,000	6.95	04/15/2025
25,000	6.95	04/15/2025
53,917	6.603 (5)	04/22/2025
25,000	7.657 (6)	04/24/2025
(50,000)	$10.73 (7)	04/24/2025
(25,000)	$11.50 (8)	04/25/2025
(12,657)	$11.586 (9)	04/28/2025
25,000	$11.50	04/28/2025
(25,000)	$11.713 (10)	04/29/2025
37,500	8.587 (11)	04/29/2025
100,000	8.624 (12)	04/30/2025
50,000	8.255	05/15/2025
(38,526)	$11.409 (13)	05/16/2025
(2,403)	$11.58	05/19/2025
300,000	8.46	05/20/2025

TWO SEAS LITIGATION OPPORTUNITIES FUND LLC

(50,000)	$10.05	03/24/2025
(50,000)	$9.86	03/27/2025
(100,000)	$9.615 (14)	04/09/2025
35,000	6.87	04/11/2025
(50,000)	$9.26	04/14/2025
22,500	$9.432 (15)	04/14/2025
(50,000)	$9.30	04/15/2025
(50,000)	$9.40	04/15/2025
25,000	6.95	04/15/2025
25,000	7.657 (16)	04/24/2025
(50,000)	$10.73 (17)	04/24/2025
(50,000)	$11.457 (18)	04/25/2025
(12,657)	$11.586 (19)	04/28/2025
25,000	$11.50	04/28/2025
(25,000)	$11.713 (20)	04/29/2025
37,500	8.587 (21)	04/29/2025
100,000	8.624 (22)	04/30/2025
50,000	8.255	05/15/2025
(38,525)	$11.409 (23)	05/16/2025

(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £7.273 to £7.30, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes of this exhibit.
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £7.12 to £7.235, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.55 to $9.66, inclusive.
(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.31 to $9.53, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £6.60 to £6.625, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £7.30 to £7.755, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.70 to $10.885, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.375 to $11.58, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.57 to $11.61, inclusive.
(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.68 to $11.76, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £8.568 to £8.63, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £8.495 to £8.845, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.37 to $11.43, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $9.55 to $9.66, inclusive.
(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $9.31 to $9.53, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £7.30 to £7.755, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.70 to $10.885, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.31 to $11.575, inclusive.
(19) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.57 to $11.61, inclusive.
(20) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.68 to $11.76, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £8.568 to £8.63, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from £8.495 to £8.845, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.37 to $11.43, inclusive.